ZONIC CORPORATION
                Park 50 TechneCenter, 50 West TechneCenter Drive
                            Milford, Ohio 45150-9777

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 9, 2000


To the Shareholders of ZONIC CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Zonic Corporation, an Ohio corporation, will be held at the RSVP Conference Center, 453 Wards Corner Road, Cincinnati, Ohio 45140, on August 9, 2000 at 2:00 p.m., Eastern Daylight Savings Time, for the purpose of considering and acting upon:

1. A proposal to fix the number of directors for the ensuing year at three in number.

2. A proposal to elect the Board of Directors for the next year.

3. Such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on June 12, 2000 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

Your attention is called to the accompanying Proxy and Proxy Statement submitted with this Notice.

A copy of the Company's 2000 Annual Report and Form 10-K Report is being forwarded to you herewith, but it is not deemed to be part of the official proxy soliciting material. If any shareholder fails to receive a copy of same, one may be obtained by writing to the Treasurer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Nieman, Secretary



Milford, Ohio
June 19, 2000

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE STAMPED ENVELOPE PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by Zonic Corporation (hereinafter referred to as "Company"), for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on August 9, 2000. Such solicitation is being made by mail, although the Company may also use its officers and regular employees to solicit proxies from shareholders personally, or by telephone, telegraph or letter. The costs of this solicitation will be borne by the Company. The Company may request nominees and brokers to solicit their principals and customers for their proxies, and in such event the Company may reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

All shares represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where a specification is made on the proxy, such shares will be voted in accordance with such specification. Unless contrary instructions are given, shares will be voted in favor of the proposals set forth in the accompanying Notice of Meeting and for the nominees for Directors set forth herein and in the discretion of the appointed proxies upon such other matters as may properly come before the meeting. Any proxy may be revoked by the shareholder at any time prior to the voting thereof, by giving written notice to the Company prior to the Annual Meeting or by giving oral notice to the Company at the Annual Meeting.

The Board of Directors has fixed the close of business on June 12, 2000 as the record date (the "Record Date") for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

                          OUTSTANDING VOTING SECURITIES

On June 12, 2000 there were 3,044,136 outstanding shares of the Company's common stock without par value ("Common Stock") each of which is entitled to one vote on each matter to be considered at the Annual Meeting. The Company has no other class of securities outstanding which has voting rights. The presence either in person or by proxy of the persons entitled to vote a majority of the Common Stock is necessary for a quorum for the transaction of business at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock (its only outstanding voting securities on June 12, 2000) (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each Director that owns Common Stock,
(iii) by the executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) by all Directors and Officers of the Company as a group.

                                        9


   Name and Address of Beneficial     Amount & Nature of       Percent of Class (1)         Percent of
   Owner or Identity of Group        Beneficial Ownership                               Common Stock Only (2)
   ------------------------------   ----------------------     --------------------     ---------------------
                                   (Including   exercisable   stock  options  or
                                     options   which  will  become   exercisable
                                     within 60 days of the record date and
                                    conversion of preferred stock to common shares.)
==================================  ================================================   =======================
A&D Company, Ltd.                       3,069,560 (3)                58.5% (3)                  28.6%
Daihatsu-Nissay
Ikebukuro Bldg.
3-23-14 Higashi-Ikebukuro
Toshima-Ku, Tokyo 170, Japan

Shoiche Sekine                          3,069,560 (4)                58.5% (4)                  28.6%
c/o A&D Company, Ltd.
Daihatsu-Nissay
Ikebukuro Bldg.
3-23-14 Higashi-Ikebukuro
Toshima-Ku, Tokyo 170, Japan

Gerald J. Zobrist                        685,030 (5)                 20.8% (5)                  14.2%
2900 Eight Mile Road
Cincinnati, Ohio  45244

CapTec Corporation                       395,530 (6)                 13.0% (6)                  13.0%
2900 Eight Mile Road
Cincinnati, Ohio  45144

James B. Webb                            156,900 (7)                 4.9% (7)                    .6%

All Directors and Executive             4,055,390 (8)                70.6% (8)                  44.4%
Officiers as a Group (4 in number)

-----------------------------------------------------------------------------


(1) Percentages are based on an aggregate of 3,044,136 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock subject to options exercisable within 60 days of the Record Date under the Company's stock option plans and shares issuable upon conversion of Class A Non-Voting, Redeemable Convertible Preferred Stock (Class A Preferred Stock) are deemed outstanding for computing the percentage of class of the person holding such option but are not deemed outstanding for computing the percentage of class for any other person. See footnotes (3), (5) and (7) below.

(2) Percentages are based on an aggregate of 3,044,136 shares of Common Stock outstanding as of the Record Date and exclude shares of Common Stock subject to options exercisable within 60 days of the Record Date under the Company's stock option plans and preferred stock convertible into Common Stock.

(3) Includes a stock option granted to A&D Company, Ltd., of Tokyo, Japan ("A&D") for 1,000,000 shares at an exercise price of $2.00 per share, as consideration for making loans, and guaranteeing bank loans, to the Company. The option is currently exercisable and expires on March 20, 2005. Also includes 1,200,000 shares issuable upon conversion of 12,000 shares of Class A Preferred Stock which are currently convertible. Does not include 6,000 shares of Class B Non-Convertible, Redeemable Non-Voting Preferred Stock. Percentage is based on 3,044,136 presently outstanding shares plus the 1,000,000 shares subject to options and the 1,200,000 shares subject to conversion.

(4) These shares represent the shares owned by A&D. Mr. Sekine, internal auditor and a minority owner of A&D, and a director and executive officer of the Company, does not individually own any shares of the Company and disclaims beneficial ownership of the shares held by A&D.

(5) Includes 395,530 shares held by CapTec Corporation, a company of which Mr. Zobrist is the president and director. 252,500 shares subject to currently exercisable options and 37,000 shares held in trust for his children. Percentage is based on 3,044,136 shares presently outstanding shares plus the 252,500 shares subject to options.

(6) Excludes shares deemed to be beneficially owned by Mr. Zobrist and his spouse.

(7) Includes 15,000 shares held by Mr. Webb's wife and 140,000 shares subject to presently exercisable options. Percentage is based on 3,044,136 presently outstanding shares plus the 140,000 shares subject to options.

(8) Includes 35,800 shares owned of record and beneficially, 1,317,090 shares held by wives, corporations, minor children or held in trust for minor children. 1,502,500 options which are presently exercisable or exercisable within 60 days of the Record Date held by four officers and directors and A&D, and 1,200,000 shares issuable upon conversion of 12,000 shares of Class A Preferred Stock, which are currently convertible. Percentage is based on presently outstanding shares of 3,044,136 plus 1,502,500 shares held subject to options, plus 1,200,000 shares subject to conversion.

None of the above persons have shared voting or investment powers with regard to their shares of Common Stock.

                           FIXING NUMBER OF DIRECTORS

At the Annual Meeting, shareholders will vote on a proposal to fix the number of Directors of the Company for the ensuing year at three (3) in number. The affirmative vote of the holders of a majority of the shares of Common Stock which are represented at the meeting in person or by proxy and entitled to vote will be necessary to approve this proposal. Management recommends that shareholders vote FOR the foregoing resolution.

                              ELECTION OF DIRECTORS

At the meeting, Directors of the Company are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The existing three members of the Board of Directors will be nominees for Directors (see below). The shares represented by the enclosed Proxy will be voted for the election as Directors of the three nominees named below unless otherwise indicated on the Proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed Proxy may be voted for such other persons as may be determined by the holders of such proxies.

Information Concerning Nominees

The information appearing in the following table with respect to age and principal occupation has been furnished to the Company by the nominees.

Name               Age  Business Experience for Past Five Years

James B. Webb      43   President and Chief Executive Officer of the Company
                        since December 31, 1995. Treasurer of the Company since
                        September 1994. Secretary of the Company from September
                        1993 to February 1996.  Senior Vice President of the
                        Company from July 1989 to February 1996. Director of the
                        Company since 1985.

Shoiche Sekine     68   Director of the Company since 1988. Director of A&D, a
                        manufacturer of electronic measurement instrumentation from 1985 until June 1997. Internal auditor of A&D since June 1997. Executive Vice-President of the Company since December, 1992. Secretary of the Company from February 1996 to February 1998.

Gerald J. Zobrist  57   President and Owner of CapTec  Corporation (Acquisition
                        and Investment Company). Director of the Company since
                        1970. President and Chief Executive Officer of the
                        Company from June 1970 until December 31, 1995.

None of the Directors are related.

The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

During the fiscal year ended March 31, 2000, four meetings of the Board of Directors were held. All existing Directors attended each meeting during the year, except Mr. Sekine was present for two of the meetings by conference telephone call from his home in Tokyo, Japan.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name             Age   Business Experience for Past Five Years

James B. Webb    43    President and Chief Executive Officer of the Company
                       since December 31, 1995.  Treasurer of the Company since
                       September 1994.  Secretary of the Company from September
                       1993 to February 1996.  Senior Vice President of the
                       Company from July 1989 to February 1996.  Director of the
                       Company since 1985.

Shoiche Sekine   68    Executive  Vice  President of the Company since
                       December  1992 and Secretary of the Company from February
                       1996 to February  1998.  Director  of the  Company  since
                       1988.

Dale R. Nieman   53    Vice  President  of the Company  since 1985; Assistant
                       Treasurer since  February,  1996 and Secretary since
                       February 1998.


                             EXECUTIVE COMPENSATION

Summary

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and any executive officer of the Company whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officer").


                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation              Long Term Compensation
Name and Principal          Year      Salary        Bonus   Securities Underlying   All Other Compensation
Position                                      ($) (1)       ($)     Options                 ($) (2)
James B. Webb, President    2000      120,000       2,330   140,000                 1,860

                            1999      115,834       8,867   140,000(3)              2,896

                            1998      110,000       -0-     -0-                     1,650

(1) Includes amounts deferred at the direction of the executive officer pursuant to the Company's 401(k) Retirement Plan.

(2) Amounts shown represent the Company's contribution for the executive officer to the Company's 401(k) Retirement Plan.

(3) Represents options which were repriced in fiscal 1999. See "Executive Compensation" -- Ten Year Option Repricings" and "Executive Compensation - Report of the Board on Executive Compensation."

Stock Option Grants in Fiscal 2000
----------------------------------

No options were granted to the Named Executive Officer during the year ended March 31, 2000.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year End Option Values
----------------------------------------------------------------------------

No options were exercised by the Named Executive Officer during the 2000 fiscal year. The following table sets forth certain information concerning the number and value of stock options at March 31, 2000, held by the Named Executive Officer.

Name            Shares Acquired   Value     Number of Options at         Value of Options at
                on  Exercise      Realized  March 31,2000                March 31, 2000
                                            Exercisable  Unexercisable   Exercisable  Unexercisable

James B. Webb   0                    0      140,000      0               $24,150      $0

Other Compensation
------------------

Directors of the Company receive no compensation for their services as Directors.

Insider Participation in Compensation Determination
---------------------------------------------------

The Board of Directors is responsible for executive compensation decisions. Mr. Webb serves on the Board and is the President and Chief Executive Officer of the Company. Mr. Sekine is a director and the Executive Vice President of the Company. He is also a minority owner and internal auditor of A&D, a company which, as of the Record Date, could own 58.5% of the Company upon exercising its outstanding stock option and converting its Class A Preferred Stock. The Company has in place a policy that no director shall participate in determinations of his own compensation. See "Related Party Transactions."

Financial Performance
---------------------
The graph below summarizes the cumulative return experienced by the Company's shareholders over the fiscal years ended 1996 through 2000, compared to the NASDAQ Market Index U.S. and the S&P High-tech Composite Index.

                             STOCK PERFORMANCE GRAPH

                                    Cumulative Total Return
                             3/95   3/96   3/97   3/98   3/99   3/00
Zonic Corporation             100     90     86     31     47    102
NASDAQ Stock Market (U.S.)    100    136    151    229    309    574
S & P Technology Sector       100    135    183    276    442    783


*$100 invested on 3/31/95 in stock or index-including reinvestment of dividends. Fiscal year ending March 31

                           RELATED PARTY TRANSACTIONS

In February 1988, the Company became affiliated with A&D, a Japanese instrument manufacturing company. As part of this relationship, A&D acquired a 28% ownership interest in the Company. The Company had entered into various joint product development arrangements, marketing arrangements and a credit agreement with A&D dated December 7, 1992 (the "Credit Agreement") pursuant to which the Company borrowed money from A&D, most of which have been terminated in the past few years.

The Company is the exclusive distributor in the Western Hemisphere of A&D WCA products and purchases components from A&D used principally in the production of its WCA product line. Such purchases totaled $536 during fiscal 2000.

Pursuant to the terms of a Subscription Agreement between the Company and A&D, dated January 30, 1998, A&D purchased 12,000 shares of Class A Non-Voting, Redeemable Convertible Preferred Stock of the Company at a price of $100 per share which is convertible on or after January 30, 1999 at the rate of one Class A Preferred Share for 100 shares of common stock ("Class A Preferred Stock"). Proceeds of $1,200,000 from this sale were used to repay a bank loan of $1,078,000 and related accrued interest of $26,757 and to settle a portion of the loans payable to A&D of $95,243. In addition, A&D purchased 6,000 shares of Class B Non-Convertible, Redeemable, Non-Voting Preferred Stock of the Company at a price of $200 per share with an annual dividend equal to 20% of the Company's annual after-tax earnings excluding non-recurring earnings ("Class B Preferred Stock"). Proceeds of $1,200,000 from the sale of Class B Preferred Stock were used to repay a short-term bank loan of $600,000 which A&D guaranteed, the balance of loans payable to A&D totaling $538,203 and related accrued interest of $61,797. In the event of liquidation or dissolution of the Company, the Class A Preferred Stock is entitled to receive $100.00 per share, and the Class B Preferred Stock $200.00 per share, before holders of common stock receive any amounts. Both classes of Preferred Stock may be redeemed by the Company upon thirty days prior notice, the Class A shares at $100.00 per share and the Class B shares at $200.00 per share. Pursuant to the Subscription Agreement, the Credit Agreement was terminated and A&D released its security interest in the Company's assets.

Except as otherwise noted, with respect to each of the foregoing related party transactions, it is the opinion of management of the Company that said transactions were upon terms as favorable to the Company as those which could have been secured from non-affiliated parties.

Report of the Board on Executive Compensation
---------------------------------------------

The Company's Board of Directors does not have a Compensation Committee but rather the entire Board establishes policies and procedures, as well as amounts of compensation, for all executive officers of the Company. The Company's compensation package for its executive officers consists of one or more of the following: base salary, annual performance based bonus and stock option grants. In setting compensation levels the Board considers various factors including salary levels of similarly situated executive officers at comparable companies, the achievement of performance targets taking into consideration competitive and economic conditions, and the Company's current adverse financial condition.

The Board reviewed compensation for the Company's executive officers and kept their salaries at their current level. James B. Webb's salary remained at $120,000. To provide an incentive for executive officers, the Company implemented a bonus for its top executives for fiscal 2000. James B. Webb, the President, CEO and Treasurer of the Company received a bonus equal to 5% of the Company's net after tax profit in fiscal 2000, excluding extraordinary gains or losses, but before preferred stock dividends and stock option repricing charges.

         Board of Directors

         Gerald J. Zobrist     James B. Webb     Shoiche Sekine



                       SECTION 16(a) BENEFICIAL OWNERSHIP

                              REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. To the Company's knowledge, any such reports required to be filed were filed in a timely manner.

                                  OTHER MATTERS

Effective December 17, 1998, the Board of Directors of the Company dismissed its former auditor and selected Clark, Schaefer, Hackett & Co. ("Clark"), as the sole auditor for the Company beginning the fiscal year ending March 31, 1999. Since November 11, 1991, Deloitte & Touche LLP ("Deloitte"), acted as the Company's auditor. The decision to change auditors was recommended by the Board of Directors based upon management's belief that the Company could substantially reduce its accounting fees by selecting a smaller regional rather than national accounting firm.

During the past two years, Clark and Deloitte's reports on the financial statements of the Company have not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to the uncertainty, audit scope, or accounting principles, except that their reports have expressed uncertainty as to the Company's ability to continue as a going concern. The Company has had no disagreements with Deloitte or Clark on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Deloitte's or Clark's satisfaction, would have caused them to make a reference to the subject matter of the disagreement in connection with their audit reports.

A representative of Clark will be present at the Annual Meeting and shall have the opportunity to make a statement if he desires to do so, and the representative will be available to respond to appropriate questions from shareholders.

Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

Proposals intended to be presented by shareholders at the next annual meeting of the Company must be received by the Company, to be considered for inclusion in any proxy material, not later than April 11, 2001, at the Company's offices at Park 50 TechneCenter , 50 West TechneCenter Drive, Milford, Ohio 45150-9777.

BY THE BOARD OF DIRECTORS
James B. Webb, President





Milford, Ohio
June 19, 2000





                                  FORM OF PROXY



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                ZONIC CORPORATION

            Proxy for Annual Meeting of Shareholders, August 9, 2000

     The undersigned hereby appoints John H. Reifschneider and/or Dale R. Nieman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Zonic Corporation held of record by the undersigned on June 12, 2000 at the annual meeting of shareholders to be held on August 9, 2000 or any adjournment thereof.

1.  PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT THREE IN NUMBER

    ______ For        ______ Against         _______ Abstain


2.  ELECTION OF DIRECTORS

    INSTRUCTIONS:  Indicate by "X", For, Against, or Abstain for each nominee.

    S. Sekine           ______ For        ______ Against         _______ Abstain

    J. Webb             ______ For        ______ Against         _______ Abstain

    G. Zobrist          ______ For        ______ Against         _______ Abstain


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



                                ZONIC CORPORATION

                PARK 50 TECHNECENTER, 50 WEST TECHNECENTER DRIVE

                               MILFORD, OHIO 45150
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, AUGUST 9, 2000
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted for Proposals 1 and 2.


               --------------------------------------------------------------
               Signature


               --------------------------------------------------------------
               Signature if held jointly

               Dated:  __________________________, 2000

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or LLC name by authorized person.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.